that could cause actual results to differ materially from historical results or those anticipated. The words, "should," "expect," "anticipate," "intend," "estimate," "believe," and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from those anticipated depending on a variety of factors, including, but not limited to, the timing of required regulatory approvals, satisfaction of the various conditions to closing, the trading price of Cintas stock and the results of the environmental testing.


                ILLUSTRATION OF CALCULATION OF CONVERSION NUMBER



------------------------------------------------------------------------------------------------------------------------

             (1)                            (2)                          (3)                           (4)


                                                                                          MERGER CONSIDERATION PER
                                                                                          UNITOG SHARE BASED ON CINTAS
IF CINTAS SHARE PRICE (AS       THEN CINTAS SHARE PRICE      THE CONVERSION NUMBER        SHARE PRICE IN COLUMN (1)
DETERMINED BY 20 DAY AVERAGE)   SHALL BE DEEMED TO BE:       SHALL BE EQUAL TO:           WOULD BE:
IS:

========================================================================================================================
            $50.00                        $52.000                       .7308                        $36.54
------------------------------------------------------------------------------------------------------------------------
            $52.00                        $52.000                       .7308                        $38.00
------------------------------- ---------------------------- ---------------------------- ------------------------------
            $60.00                        $60.000                       .6333                        $38.00
------------------------------------------------------------------------------------------------------------------------
            $66.43                        $66.430                       .5720                        $38.00
------------------------------------------------------------------------------------------------------------------------
            $70.00                        $68.215                       .5571                        $39.00
------------------------------------------------------------------------------------------------------------------------
            $75.00                        $70.715                       .5374                        $40.30
------------------------------------------------------------------------------------------------------------------------
            $80.00                        $73.215                       .5190                        $41.52
------------------------------------------------------------------------------------------------------------------------